Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2025 THIRD QUARTER

FINANCIAL RESULTS

•	Record Q3 Revenues of $444 Million (10% Growth Year-Over-Year)
•	Q3 Earnings Per Diluted Share

o	GAAP EPS of $2.40
o	Record Non-GAAP EPS of $2.44

•	Record Q3 Backlog of > $1.8 Billion
•	Record Q3 Operating Cash Flow of $82 million
•	Company Increases FY 2025 Revenue and Non-GAAP Diluted EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — May 1, 2025 — OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three and nine months ended March 31, 2025.

Ajay Mehra, OSI Systems’ President and Chief Executive Officer, stated “We are pleased to report a record-breaking third quarter for revenues, non-GAAP earnings and operating cash flow, led by excellent performance in the Security division and growth in the Optoelectronics and Manufacturing division. With record backlog and high visibility into our opportunity pipeline, we anticipate a strong finish to fiscal 2025.”

For Q3 FY25, the Company reported revenues of $444.4 million, a 10% increase over the $405.4 million reported for the same quarter of the prior year. Net income for Q3 FY25 was $41.1 million, or $2.40 per diluted share, compared to net income of $34.0 million, or $1.95 per diluted share, for the same quarter of the prior fiscal year. Non-GAAP net income for Q3 FY25 was $41.9 million, or $2.44 per diluted share, compared to non-GAAP net income for the same quarter of the prior year of $37.7 million, or $2.16 per diluted share.

For the nine months ended March 31, 2025, revenues were $1.208 billion, compared to $1.058 billion in the same period a year ago. Net income for the nine months ended March 31, 2025 was $96.9 million, or $5.67 per diluted share, compared to $83.5 million, or $4.82 per diluted share, for the same prior-year period. Non-GAAP net income for the nine months ended March 31, 2025 was $104.4 million, or $6.11 per diluted share, compared to non-GAAP net income of $91.5 million, or $5.29 per diluted share, for the same prior-year period.

The Company's book-to-bill ratio exceeded 1.0 for the third quarter of fiscal 2025. As of March 31, 2025, the Company's backlog was over $1.8 billion. For Q3 FY25, the Company generated cash from operations of $81.6 million, a significant improvement from cash used in operations of $52.1 million for the same quarter of the prior year. Capital expenditures were $4.5 million and $4.9 million for Q3 FY25 and Q3 FY24, respectively.

Mr. Mehra commented, “The Security division delivered another strong quarter as revenues increased 10% year-over-year leading to operating income growth, despite facing a challenging comparison with the previous year's quarter. Bookings were robust, and even with sizable conversion of backlog to revenue in the quarter, the Security division quarter-ended backlog reached a new record high. This reinforces our confidence that the positive momentum in the Security division will continue.”

Mr. Mehra continued, “Our Optoelectronics and Manufacturing division delivered strong financial results in the fiscal 2025 third quarter reporting 15% growth in revenues with strong operating margin expansion. This division continues to benefit from our vertically-integrated structure and is well-positioned to take advantage of future growth opportunities.”

Mr. Mehra concluded, “We are encouraged by the Q3 sales growth in our Healthcare division. With new leadership introduced to this division during the quarter, we anticipate positive momentum as we approach the new fiscal year.”

Fiscal Year 2025 Outlook

	Current Updated Guidance	Previous Guidance
Revenues	$1.690 billion - $1.715 billion	$1.685 billion - $1.710 billion
Growth Rate	9.8% - 11.5%	9.5% - 11.1%

Non-GAAP Diluted Earnings Per Share	$9.15 - $9.45	$9.10 - $9.40
Growth Rate	12.5% - 16.2%	11.9% - 15.6%

The Company is increasing its fiscal 2025 revenues and non-GAAP diluted earnings per share guidance, as reflected above. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2025 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for all fiscal periods is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its financial results for the periods presented in this earnings release. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until May 15, 2025. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2025 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty, including the impact of tariffs; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

Tel: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Revenues:
Products	$327,360	$341,179	$817,248	$930,658
Services	78,046	103,175	240,603	277,523
Total net revenues	405,406	444,354	1,057,851	1,208,181
Cost of goods sold:
Products	223,570	236,667	547,938	631,176
Services	45,741	57,396	133,772	158,061
Total cost of goods sold	269,311	294,063	681,710	789,237
Gross profit	136,095	150,291	376,141	418,944
Operating expenses:
Selling, general and administrative	66,584	73,249	197,986	216,194
Research and development	17,144	18,570	49,416	54,600
Restructuring and other charges, net	1,004	2,255	2,496	3,648
Total operating expenses	84,732	94,074	249,898	274,442
Income from operations	51,363	56,217	126,243	144,502
Interest and other expense, net	(7,407)	(8,228)	(19,689)	(24,206)
Income before income taxes	43,956	47,989	106,554	120,296
Provision for income taxes	(9,913)	(6,855)	(23,079)	(23,407)
Net income	$34,043	$41,134	$83,475	$96,889

Diluted earnings per share	$1.95	$2.40	$4.82	$5.67
Weighted average shares outstanding – diluted	17,425	17,159	17,301	17,089

UNAUDITED Segment Information

(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Revenues – by Segment:
Security division	$285,960	$314,908	$700,564	$829,209
Optoelectronics and Manufacturing division, including intersegment revenues	87,974	100,860	282,199	299,398
Healthcare division	41,493	43,722	121,130	125,678
Intersegment eliminations	(10,021)	(15,136)	(46,042)	(46,104)
Total	$405,406	$444,354	$1,057,851	$1,208,181

Operating income (loss) – by Segment:
Security division	$50,127	$51,505	$122,592	$134,414
Optoelectronics and Manufacturing division	9,435	13,650	32,493	36,541
Healthcare division	1,564	1,308	2,157	3,830
Corporate	(9,733)	(10,134)	(30,832)	(29,314)
Intersegment eliminations	(30)	(112)	(167)	(969)
Total	$51,363	$56,217	$126,243	$144,502

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2024	March 31, 2025
Assets

Cash and cash equivalents	$95,353	$95,830
Accounts receivable, net	648,155	672,176
Inventories	397,939	438,954
Prepaid expenses and other current assets	74,077	65,569
Total current assets	1,215,524	1,272,529
Property and equipment, net	113,967	124,352
Goodwill	351,480	382,861
Intangible assets, net	139,529	183,322
Other non-current assets	115,508	117,933
Total Assets	$1,936,008	$2,080,997

Liabilities and Stockholders' Equity

Bank lines of credit	$384,000	$156,000
Current portion of long-term debt	8,167	8,145
Accounts payable and accrued expenses	248,427	245,595
Other current liabilities	174,043	194,217
Total current liabilities	814,637	603,957
Long-term debt	129,383	465,051
Other long-term liabilities	128,505	132,664
Total liabilities	1,072,525	1,201,672
Total stockholders’ equity	863,483	879,325
Total Liabilities and Stockholders’ Equity	$1,936,008	$2,080,997

Reconciliation of GAAP to Non-GAAP
NET INCOME AND DILUTED EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2024		2025		2024		2025
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$34,043	$1.95	$41,134	$2.40	$83,475	$4.82	$96,889	$5.67
Restructuring and other charges, net	1,004	0.06	2,255	0.13	2,496	0.14	3,648	0.22
Amortization of acquired intangible assets	3,881	0.22	4,661	0.27	12,268	0.71	13,226	0.77
Tax benefit of above adjustments	(1,088)	(0.06)	(1,643)	(0.10)	(3,632)	(0.20)	(4,033)	(0.24)
Discrete tax benefit	(180)	(0.01)	(4,542)	(0.26)	(3,133)	(0.18)	(5,344)	(0.31)
Non-GAAP basis	$37,660	$2.16	$41,865	$2.44	$91,474	$5.29	$104,386	$6.11

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Three Months Ended March 31, 2024

	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$50,127	17.5%	$9,435	10.7%	$1,564	3.8%	$(9,763)	$51,363	12.7%
Restructuring and other charges, net	185	0.1%	504	0.6%	311	0.7%	4	1,004	0.2%
Amortization of acquired intangible assets	2,800	1.0%	780	0.9%	301	0.7%	-	3,881	1.0%
Non-GAAP basis– operating income (loss)	$53,112	18.6%	$10,719	12.2%	$2,176	5.2%	$(9,759)	$56,248	13.9%

Three Months Ended March 31, 2025

	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$51,505	16.4%	$13,650	13.5%	$1,308	3.0%	$(10,246)	$56,217	12.7%
Restructuring and other charges, net	1,403	0.4%	72	0.1%	627	1.4%	153	2,255	0.5%
Amortization of acquired intangible assets	4,000	1.3%	365	0.4%	296	0.7%	-	4,661	1.0%
Non-GAAP basis– operating income (loss)	$56,908	18.1%	$14,087	14.0%	$2,231	5.1%	$(10,093)	$63,133	14.2%

Nine Months Ended March 31, 2024

	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$122,592	17.5%	$32,493	11.5%	$2,157	1.8%	$(30,999)	$126,243	11.9%
Restructuring and other charges, net	621	0.1%	1,080	0.4%	311	0.3%	484	2,496	0.2%
Amortization of acquired intangible assets	8,766	1.2%	2,598	0.9%	904	0.7%	-	12,268	1.2%
Non-GAAP basis– operating income (loss)	$131,979	18.8%	$36,171	12.8%	$3,372	2.8%	$(30,515)	$141,007	13.3%

Nine Months Ended March 31, 2025

	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$134,414	16.2%	$36,541	12.2%	$3,830	3.0%	$(30,283)	$144,502	12.0%
Restructuring and other charges, net	1,882	0.2%	619	0.2%	779	0.6%	368	3,648	0.3%
Amortization of acquired intangible assets	10,708	1.3%	1,535	0.5%	983	0.8%	-	13,226	1.1%
Non-GAAP basis– operating income (loss)	$147,004	17.7%	$38,695	12.9%	$5,592	4.4%	$(29,915)	$161,376	13.4%